UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]    Preliminary Information Statement

[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2))

[X]    Definitive Information Statement

PRINCIPAL FUNDS, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box) :

[x]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set for the amount on which the filing fee is calculated and state how it was determined) :

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid: ______________________________________

2)	Form, Schedule or Registration Statement No.: _____________________

3)	Filing Party: ________________________________________________

PRINCIPAL FUNDS, INC. - GLOBAL MULTI-STRATEGY FUND

IMPORTANT NOTICE REGARDING THE
INTERNET AVAILABILITY OF INFORMATION STATEMENT

September 15, 2015

As a shareholder of the Global Multi-Strategy Fund (the "Fund"), a series of Principal Funds, Inc., you are receiving this notice regarding the internet availability of an information statement (the "Information Statement") relating to the appointment of an additional sub-advisor to manage a portion of the Fund's assets. This notice presents an overview of the Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you do not need to take any action in connection with the changes.

The Information Statement details the appointment of a new sub-advisor. At a meeting of the Board of Directors (the "Board") held on June 9, 2015, the Board unanimously approved a sub-advisory agreement between Principal Management Corporation (the "Advisor") and KLS Diversified Asset Management, LP ("KLS") with respect to the Fund. On July 7, 2015, KLS signed an agreement to manage a portion of the Fund's assets.

The Fund has received an exemptive order (the "Manager of Managers Order") from the U.S. Securities and Exchange Commission that permits the Advisor, subject to certain conditions such as approval by the Board, to enter into a new sub-advisory agreement with an unaffiliated sub-adviser or to change the term of an existing sub-advisory agreement with an unaffiliated sub-adviser. Approval by the Fund's shareholders is not required, but the Manager of Managers Order requires that the Information Statement be made available to the Fund's shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may print and view the Information Statement on the Fund's website at http://www.principalfunds.com/investor/docs/information-statement-09152015-global-multi-strategy.pdf. The Information Statement will be available on the website until at least December 28, 2015. You may request a paper copy of the Information Statement, free of charge, by contacting the Fund in writing at Principal Funds, P.O. Box 8024, Boston, MA 02266-8024, by calling 1-800-222-5852, or by visiting www.principalfunds.com.

Only one copy of this note will be delivered to shareholders of the Fund who reside at the same address, unless the Fund has received instructions to the contrary. If you would like to receive an additional copy, please write to the Principal Funds, P.O. Box 8024, Boston, MA 02266-8024 or call 1-800-222-5852. Shareholders wishing to receive separate copies of the Fund's notices in the future, and shareholders sharing an address who wish to receive a single copy if they currently are receiving multiple copies, should also contact the Fund.

If you want to receive a paper copy of the Information Statement, you must request one.
There is no charge to obtain a copy.

PRINCIPAL FUNDS, INC. – GLOBAL MULTI-STRATEGY FUND
INFORMATION STATEMENT
SEPTEMBER 15, 2015
This Information Statement is provided in connection with the addition of a new Sub-advisor to the Principal Funds, Inc. (“PFI”) Global Multi-Strategy Fund (“the “Fund”). KLS Diversified Asset Management, LP (“KLS” or the “Sub-Advisor”), entered into a Sub-Advisory Agreement with Principal Management Corporation (the “Advisor”), the investment advisor to PFI, on July 7, 2015 and began providing investment advisory services to the Fund on the same date.

Under an order from the Securities and Exchange Commission (“SEC”), PFI and the Advisor may enter into and materially amend agreements with sub-advisors without obtaining shareholder approval. The order permits PFI and the Advisor to hire one or more sub-advisors, change sub-advisors and reallocate management fees between the Advisor and the sub-advisors, without obtaining shareholder approval.

The address of the Fund’s Advisor and transfer agent (Principal Shareholder Services, Inc.) is Des Moines, Iowa 50392. The address of the Fund’s principal underwriter (Principal Funds Distributor, Inc.) is 620 Coolidge Drive, Suite 300, Folsom, CA 95630.

The Fund will furnish, without charge, a copy of the annual report and the most recent semiannual report succeeding the annual report, if any, upon request. To request a report, call 1-800-222-5852 or write Principal Funds, P.O. Box 8024, Boston, MA 02266-8024.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

BACKGROUND

On June 9, 2015, the Board of Directors of PFI (the "Board") unanimously approved the addition of KLS Diversified Asset Management, LP ("KLS") as a sub-advisor to the Fund along with the current sub-advisors, AQR Capital Management, LLC ("AQR"), Cliffwater LLC ("Cliffwater") CNH Partners, LLC ("CNH"), Finisterre Capital LLP ("Finisterre"), Graham Capital Management, L.P. ("Graham"), Loomis, Sayles & Company, L.P. ("Loomis"), Los Angeles Capital Management and Equity Research, Inc. ("LA Capital"), Wellington Management Company LLP ("Wellington"), and York Registered Holdings, L.P. ("York"). This decision was based primarily on the Advisor's recommendation to add a dedicated market neutral investment sleeve to the Fund.
NEW SUB-ADVISORY AGREEMENT

The terms of the sub-advisory agreement with KLS (the "Sub-Advisory Agreement") are the same in all material respects as the current sub-advisory agreements with AQR, Cliffwater, CNH, Finisterre, Graham, Loomis, LA Capital Wellington, and York, other than the fees to be paid. The following is a brief summary of the material terms of the Sub-Advisory Agreement. This summary is qualified in its entirety by reference to the text of the Sub-Advisory Agreement attached.

Like the current sub-advisory agreement with AQR, Cliffwater, CNH, Finisterre, Graham, Loomis, LA Capital Wellington, and York, the new Sub-Advisory Agreement provides that KLS, will, among other things,

(1)
provide investment advisory services to the Fund including providing investment advice and recommendations with respect to the Fund’s investments consistent with the Fund’s investment objectives, investment policies and restrictions;

(2)	arrange for the purchase and sale of the Fund’s portfolio securities;

(3)	provide, at its expense, all necessary investment and management facilities, including expenses for clerical and bookkeeping services;

(4)
advise and assist the officers of PFI in taking such steps as are necessary or appropriate to carry out the decisions of PFI’s Board of Directors regarding the general conduct of the investment business of the Fund; and

(5)	provide periodic reports regarding the investment service provided to the Fund.

Under the Sub-Advisory agreement, PMC pays KLS a fee at an annual rate that is accrued daily and payable monthly based on the net asset value of the portion of the Fund’s assets it manages. The schedules for the fees PMC pays KLS as well the other Sub-advisors of the Fund are listed below.
KLS FEE SCHEDULE

KLS
Sub-Advisor’s Fee as a Percentage of Average Daily Net Assets
First $250 million	1.00%
Assets over $250 million	0.90%

FEE SCHEDULE OF OTHER SUB-ADVISORS

AQR & CNH
Sub-Advisor’s Fee as a Percentage of Average Daily Net Assets
First $250 million	1.00%
Over $250 million	0.95%

Cliffwater
Sub-Advisor’s Fee as a Percentage of Average Daily Net Assets
First $500 million	0.25%
Next $500 million	0.20%
Next $1 billion	0.15%
Next $3 billion	0.10%
Assets over $5 billion	0.05%

Graham
Sub-Advisor’s Fee as a Percentage of Average Daily Net Assets
First $125 million	0.90%
Next $125 million	85.00%
Over $250 million	83.00%

LA Capital
Sub-Advisor’s Fee as a Percentage of Average Daily Net Assets
First $250 million	1.00%
Next $100 million	0.90%
Next $100 million	0.75%
Over $450 million	0.65%

Loomis
Sub-Advisor’s Fee as a Percentage of Average Daily Net Assets
First $500 million	0.40%
Over $500 million	0.37%

Wellington
Sub-Advisor’s Fee as a Percentage of Average Daily Net Assets
First $500 million	0.75%
Over $500 million	0.65%

York
Sub-Advisor’s Fee as a Percentage of Average Daily Net Assets
All Assets	1.00%

NEW SUB-ADVISOR

KLS Diversified Asset Management LP
KLS' address is 452 Fifth Avenue, 22nd Floor, New York, NY 10018. KLS is organized as a Delaware limited partnership.

Ownership of KLS: KLS Diversified Asset Management LP is majority owned by KLS Partners LLC, minority owned by Merrilll Lynch Fund Investors, Inc. and 1% owned by KLS GP LLC.
Management of KLS: Set forth below is the names, principal occupations, and addresses of the principal executive officers of Macquarie.

Name	Address	Management Responsibility
Jeffrey Kronthal	452 Fifth Avenue, 22nd Floor New York, NY 10018	Co-CIO & Managing Partner
Harry Lengsfield	452 Fifth Avenue, 22nd Floor New York, NY 10018	Co-CIO & Managing Partner
John Steinhardt	452 Fifth Avenue, 22nd Floor New York, NY 10018	Co-CIO & Managing Partner
KLS GP LLC	452 Fifth Avenue, 22nd Floor New York, NY 10018	General Partner
Similar Investment Companies Advised by KLS. KLS has stated that is does not currently act as an investment adviser to a registered investment company with similar investment objectives and policies as those of the Fund.
Fees Paid to KLS. The Advisor paid no fees to KLS for the fiscal year ending August 31, 2014 with respect to the Fund.

BOARD EVALUATION OF NEW SUB-ADVISORY AGREEMENT

At its June 9, 2015 meeting, the Board considered whether to approve the Sub-Advisory agreement between the Advisor and KLS with respect to a dedicated market neutral investment sleeve of the Fund.
The Board considered the nature, quality and extent of services expected to be provided under the Sub-Advisory Agreement. The Board considered the reputation, qualifications and background of the Sub-Advisor, investment approach of the Sub-Advisor, the experience and skills of the Sub-Advisor’s investment personnel who would be responsible for the day-to-day management of the Fund, and the resources made available to such personnel. In addition, the Board considered the Manager’s program for identifying, recommending, monitoring and replacing sub-advisors and that the Manager recommended the Sub-Advisor based upon that program.

The Board reviewed the historical one-year, three-year, five-year and since-inception (August 1, 2008) performance returns as of March 31, 2015 of the Sub-Advisor in a representative account with an investment strategy similar to the proposed strategy for the new market neutral investment sleeve of the Fund (gross and net of proposed fees), as compared to two relevant benchmark indices, and the annual performance of the Sub-Advisor in the same representative account for each of the last five calendar years (gross and net of proposed fees), as compared to the two relevant benchmark indices. The Board also reviewed the percentile rankings of the historical performance of the Sub-Advisor’s representative account (net of proposed fees) in a relevant Morningstar category for each of the periods and years referenced above. The Board concluded, based on the information provided, that the historical investment performance record of the Sub-Advisor was satisfactory.

The Board considered the proposed sub-advisory fees, noting that the Manager compensates sub-advisors from its own management fee so that shareholders pay only the management fee. The Board considered whether there are economies of scale with respect to the sub-advisory services to be provided to the Fund under the Sub-Advisory Agreement. The Board noted that the proposed subadvisory fee schedule includes breakpoints and concluded that the subadvisory fee schedule reflects an appropriate recognition of economies of scale at currently anticipated asset levels. On the basis of the information provided, the Board concluded that the proposed sub-advisory fees were reasonable.

The Board also considered the character and amount of other incidental benefits to be received by the Sub-Advisor. The Board noted that the Sub-Advisor did not intend to use soft dollars. The Board concluded that, on the basis of the information provided, the proposed sub-advisory fees were reasonable.

Based upon all of the information considered and the conclusions reached, the Board determined that the terms of the Sub-Advisory Agreement were fair and reasonable and that approval of the Sub-Advisory Agreement was in the best interests of the Fund.

FUND OWNERSHIP

As of the close of business September 4, 2015, the officers and directors of the Fund as a group beneficially owned less than one percent of the outstanding shares of the Fund. The following table sets forth information regarding the beneficial ownership of shares of the Fund as of September 4, 2015 by all shareholders known to the Fund to be beneficial owners of more than 5% of the outstanding shares.

Name and Address	Share Class	Percentage of Ownership
MORGAN STANLEY SMITH BARNEY	A	49.28%
HARBOR FINANCIAL CENTER
PLAZA 2 3RD FLOOR
JERSEY CITY NJ 07311

PERSHING LLC	A	8.43%
1 PERSHING PLZ
JERSEY CITY NJ 07399-0001

FIRST CLEARING LLC	A	7.17%
SPECIAL CUSTODY ACCT FOR THE
EXCLUSIVE BENEFIT OF CUSTOMER
2801 MARKET ST
SAINT LOUIS MO 63103-2523

MORGAN STANLEY SMITH BARNEY	C	11.11%
HARBOR FINANCIAL CENTER
PLAZA 2 3RD FLOOR
JERSEY CITY NJ 07311

PERSHING LLC	C	11.69%
1 PERSHING PLZ
JERSEY CITY NJ 07399-0001

FIRST CLEARING LLC	C	20.03%
SPECIAL CUSTODY ACCT FOR THE
EXCLUSIVE BENEFIT OF CUSTOMER
2801 MARKET ST
SAINT LOUIS MO 63103-2523

UBS WM USA	C	12.07%
0O0 11011 6100
OMNI ACCOUNT M/F
ATTN DEPARTMENT MANAGER
1000 HARBOR BLVD 5TH FL
WEEHAWKEN NJ 07086-6761

MLPF&S FOR THE SOLE	C	11.73%
BENEFIT OF ITS CUSTOMERS
ATTN FUND ADMINISTRATION
4800 DEER LAKE DR E FL 3
JACKSONVILLE FL 32246-6484

LIFETIME 2020 FUND	I	7.29%
ATTN MUTUAL FUND ACCOUNTING-H221
711 HIGH ST
DES MOINES IA 50392-0001

LIFETIME 2030 FUND	I	7.48%
ATTN MUTUAL FUND ACCOUNTING-H221
711 HIGH ST
DES MOINES IA 50392-0001

PRINCIPAL LIFE INSURANCE CO CUST	I	5.04%
FBO PRINCIPAL FINANCIAL GROUP
OMNIBUS WRAPPED
ATTN NPIO TRADE DESK
711 HIGH STREET G-012-S41
DES MOINES IA 50392-0001

SAM BALANCED PORTFOLIO PIF	I	13.82%
ATTN MUTUAL FUND ACCOUNTING -H221
711 HIGH ST
DES MOINES IA 50392-0001

SAM CONS GROWTH PORTFOLIO PIF	I	11.8%
ATTN MUTUAL FUND ACCOUNTING-H221
711 HIGH ST
DES MOINES IA 50392-0001

SAM STRATEGIC GROWTH PORTFOLIO PIF	I	5.77%
ATTN MUTUAL FUND ACCOUNTING-H221
711 HIGH ST
DES MOINES IA 50392-0001

LPL FINANCIAL	P	9.37%
OMNIBUS CUSTOMER ACCOUNT
ATTN MUTUAL FUND TRADING
4707 EXECUTIVE DR
SAN DIEGO CA 92121-3091

STIFEL NICOLAUS & CO INC	P	5.13%
EXCLUSIVE BENEFIT OF CUSTOMERS
501 N BROADWAY
SAINT LOUIS MO 63102-2188

UBS WM USA	P	33.28%
0O0 11011 6100
OMNI ACCOUNT M/F
ATTN DEPARTMENT MANAGER
1000 HARBOR BLVD 5TH FL
WEEHAWKEN NJ 07086-6761

RBC CAPITAL MARKETS, LLC	P	7.19%
MUTUAL FUND OMNIBUS PROCESS
OMNIBUS
ATTN MUTAL FUND OPS MANAGER
60 SOUTH SIXTH STREET - P08
MINNEAPOLIS MN 55402-4413

RAYMOND JAMES	P	10.21%
OMNIBUS FOR MUTUAL FUNDS
HOUSE ACCT FIRM 92500015
ATTN: COURTNEY WALLER
880 CARILLON PKWY
ST PETERSBURG FL 33716-1102

MLPF&S FOR THE SOLE	P	26.83%
BENEFIT OF ITS CUSTOMERS
ATTN FUND ADMINISTRATION
4800 DEER LAKE DR E FL 3
JACKSONVILLE FL 32246-6484

PRINCIPAL FUNDS, INC.
SUB‑ADVISORY AGREEMENT

AGREEMENT executed as of July 7, 2015, by and between PRINCIPAL MANAGEMENT CORPORATION, an Iowa corporation (hereinafter called "the Manager"), and KLS DIVERSIFIED ASSET MANAGEMENT LP, a Delaware limited partnership (hereinafter called “the Sub-Advisor”).

W I T N E S S E T H:

WHEREAS, the Manager is the manager and investment adviser to each series of the Principal Funds, Inc., (the "Fund"), an open‑end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Manager desires to retain the Sub‑Advisor to furnish it with portfolio selection and related research and statistical services in connection with the investment advisory services for each series of the Fund identified in Appendix A (hereinafter called the “Series”), which the Manager has agreed to provide to the Series, and the Sub‑Advisor desires to furnish such services; and

WHEREAS, The Manager has furnished the Sub‑Advisor with copies properly certified or authenticated of each of the following and will promptly provide the Sub‑Advisor with copies properly certified or authenticated of any amendment or supplement thereto:

(a) Management Agreement (the "Management Agreement") with the Fund;

(b) The Fund's registration statement and financial statements as filed with the Securities and Exchange Commission;

(c) The Fund's Articles of Incorporation and By‑laws;

(d)	Policies, procedures or instructions adopted or approved by the Board of Directors of the Fund relating to obligations and services provided by the Sub-Advisor.

NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, the parties agree as follows:

1.	Appointment of Sub‑Advisor

In accordance with and subject to the Management Agreement, the Manager hereby appoints the Sub‑Advisor to perform the services described in Section 2 below for investment and reinvestment of the securities and other assets of the Series, subject to the control and direction of the Manager and the Fund's Board of Directors, for the period and on the terms hereinafter set forth. The Sub‑Advisor accepts such appointment and agrees to furnish the services hereinafter set forth for the compensation herein provided. The Sub-Advisor shall provide such services with respect to the portion of the assets of the Series allocated to it for management from time to time by the Manager. The Sub‑Advisor shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized in this Agreement or another writing by the Fund or the Manager to the Sub-Advisor, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the Manager.

2.	Obligations of and Services to be Provided by the Sub‑Advisor

The Sub-Advisor will:

(a)	Provide investment advisory services, including but not limited to research, advice and supervision for the Series.

(b)
Furnish or present to the Board of Directors of the Fund for approval (or any appropriate committee of such Board), and revise from time to time as economic conditions require, a recommended investment program for the Fund consistent with the Series’ investment objective and policies as agreed by the Sub-Advisor from time to time.

(c)    Implement the approved investment program by placing orders for the purchase and sale of securities     without prior consultation with the Manager and without regard to the length of time the securities have     been held, the resulting rate of portfolio turnover or any tax considerations, subject always to the provisions     of the Fund's Articles of Incorporation and Bylaws, the requirements of the 1940 Act, as each of the same     shall be from time to time in effect. In connection therewith, the Sub-Advisor is hereby appointed as the     Series’ and the Fund’s agent and attorney-in-fact for the limited purposes of executing account     documentation agreements (including without limitation prime brokerage agreements, International Swaps     and Derivatives Association (ISDA) Master Agreements, Bond Market Association Master Repurchase and     Global Master Repurchase Agreements), and other contracts and documents as the Sub-Advisor shall be     requested by brokers, dealers, counterparties and other persons in connection with its management of the     Series.

(d)
Advise and assist the officers of the Fund, as reasonably requested by the officers, in taking such steps as are reasonably necessary or appropriate to carry out the decisions of its Board of Directors, and any appropriate committees of such Board, regarding the general conduct of the investment business of the Series.

(e)
Maintain, in connection with the Sub-Advisor’s investment advisory services provided to the Series, its compliance with the 1940 Act and the regulations adopted by the Securities and Exchange Commission thereunder and the Series’ investment strategies and restrictions as stated in the Fund’s prospectus and statement of additional information, subject to receipt of such additional information as may be required from the Manager and provided in accordance with Section 13(d) of this Agreement. The Sub-Advisor has no responsibility for the maintenance of Fund records except insofar as is directly related to the services it provides to the Series.

(f)
Report to the Board of Directors of the Fund at such times and in such detail as the Board of Directors may reasonably deem appropriate in order to enable it to determine that the investment policies, procedures and approved investment program of the Series are being observed.

(g)
Upon request, provide reasonable assistance in the determination of the fair value of certain securities when reliable market quotations are not readily available for purposes of calculating net asset value in accordance with procedures and methods established by the Fund's Board of Directors.

(h)
Furnish, at its own expense, (i) all necessary investment and management facilities, including salaries of clerical and other personnel employed by the Sub-Advisor required for it to execute its duties hereunder, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of its duties under this Agreement. The Sub-Advisor shall not be responsible for any expenses incurred by the Fund or the Series, except as otherwise specifically provided herein.

(i)
Open accounts with Foreign Account Tax Compliance Act (“FATCA”) compliant broker-dealers and futures commission merchants (“broker-dealers”), select broker-dealers to effect all transactions for the Series, place all necessary orders with broker‑dealers or issuers (including affiliated broker-dealers), and negotiate commissions, if applicable. To the extent consistent with applicable law, purchase or sell orders for the Series may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Advisor. In such event allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Sub‑Advisor in the manner the Sub-Advisor considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to other clients. The Manager recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for the Series. The Sub-Advisor will report on such allocations at the request of the Manager, the Fund or the Fund’s Board of Directors providing such information as the number of aggregated trades to which the Series was a party, the broker-dealers to whom such trades were directed and the basis for the allocation for the aggregated trades. The Sub-Advisor shall use its best efforts to obtain execution of transactions for the Series at prices which are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received. However, the Sub-Advisor may select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Sub-Advisor. To the extent consistent with applicable law, the Sub-Advisor may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if the Sub-Advisor determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination, with respect to brokerage and research products and/or services, may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Advisor and its affiliates have with respect to the Series as well as to accounts over which they exercise investment discretion. Not all such services or products need be used by the Sub-Advisor in managing the Series. In addition, joint repurchase or other accounts may not be utilized by the Series except to the extent permitted under applicable law or under any exemptive order obtained by the Sub-Advisor provided that all conditions of such order are complied with.

(j)
Maintain all accounts, books and records with respect to the Series as are required of an investment advisor of a registered investment company pursuant to the 1940 Act and Investment Advisers Act of 1940 (the “Advisers Act”), and the rules thereunder, and furnish the Fund and the Manager with such periodic and special reports as the Fund or Manager may reasonably request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records that it maintains for the Series are the property of the Fund, agrees to preserve for the periods described by Rule 31a-2 under the 1940 Act any records that it maintains for the Fund and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Fund any records that it maintains for the Series upon request by the Fund or the Manager.

(k)
Observe and comply with Rule 17j-1 under the 1940 Act and the Sub-Advisor’s Code of Ethics adopted pursuant to that Rule as the same may be amended from time to time. The Manager acknowledges receipt of a copy of Sub-Advisor’s current Code of Ethics. Sub-Advisor shall promptly forward to the Manager a copy of any material amendment to the Sub-Advisor’s Code of Ethics.

(l)
From time to time as the Manager or the Fund may request, furnish the requesting party reports on portfolio transactions and reports on investments held by the Series, all in such detail as the Manager or the Fund may reasonably request. The Sub-Advisor will make available its officers and employees to meet with the Fund’s Board of Directors at the Fund’s principal place of business on reasonable prior notice to review the investments of the Series.

(m)
Provide such information as is customarily provided by a sub-advisor and may be required for the Fund or the Manager to comply with their respective obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended (the “Code”), the 1940 Act, the Advisers Act, the Securities Act of 1933, as amended (the “Securities Act”), and any state securities laws, and any rule or regulation thereunder. Such information includes, but is not limited to; the Sub-Advisor’s compliance manual and policies and procedures adopted to comply with Rule 206(4)-7 of the Investment Advisers Act; the Sub-Advisor’s most recent annual compliance report or a detailed summary of such report; timely and complete responses to Quarterly Compliance Questionnaires (including the identification of any material compliance matters and a copy of any material changes to the Sub-Advisor’s Rule 206(4)-7 compliance policies and procedures marked to show changes along with a written summary of the purpose of such changes), Annual Proxy Voting Questionnaires, Annual Best Execution and Soft Dollar Questionnaire, and other ad-hoc compliance requests the Manager deems necessary. Sub-Advisor agrees to make available for review, deficiency letters issued by the Securities and Exchange Commission and the Sub-Advisor’s response to such deficiency letters. Sub-Advisor will advise Manager of any material changes in Sub-Advisor’s ownership within a reasonable time after any such change. Manager acknowledges receipt of Sub-Advisor’s Form ADV more than 48 hours prior to the execution of this Agreement.

(n)
Cooperate with the Manager in its performance of quarterly and annual tax compliance tests to monitor the Series’ compliance with Subchapter M of the Code and Section 817(h) of the Code. If it is determined by the Manager or its tax advisors that the Series is not in compliance with the requirements noted above, the Sub-Advisor, in consultation with the Manager and its tax advisors, will take prompt action to bring the Series back into compliance (to the extent possible) within the time permitted under the Code.

(o)
Have the responsibility and authority to vote proxies solicited by, or with respect to, the issuers of securities held in the Series in accordance with the Sub-Advisor’s proxy voting policy as most recently provided to the Manager. The Manager shall cause to be forwarded to Sub-Advisor all proxy solicitation materials that it receives and shall assist Sub-Advisor in its efforts to conduct the proxy voting process.

3.    Prohibited Conduct

In providing the services described in this agreement, the Sub-Advisor will not consult with any other investment advisory firm that provides investment advisory services to any investment company sponsored by Principal Life Insurance Company regarding transactions for the Fund in securities or other assets. The Manager agrees to provide a list of any such investment advisory firms, such list to be promptly updated by the Manager upon any changes thereto.

4.    Compensation

As full compensation for all services rendered and obligations assumed by the Sub‑Advisor hereunder with respect to the Fund, the Manager shall pay the compensation specified in Appendix A to this Agreement.

5.    Liability of Sub‑Advisor

Neither the Sub‑Advisor nor any of its directors, officers, employees, agents or affiliates shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Manager or the Fund resulting from any error of judgment made in the good faith exercise of the Sub‑Advisor's duties under this Agreement or as a result of the failure by the Manager or any of its affiliates to comply with the terms of this Agreement except for losses resulting from willful misfeasance, bad faith or gross negligence of, or from reckless disregard of, the duties of the Sub‑Advisor or any of its directors, officers, employees, agents (excluding any broker-dealer selected by the Sub-Advisor), or affiliates. In no event will the Sub-Advisor have any responsibility for any series of the Fund other than the Series, for any portion of the Series not managed by the Sub-Advisor or for the acts or omissions of any other sub-adviser to the Series.

Notwithstanding anything in this Agreement to the contrary contained herein, the Sub-Advisor shall not be responsible or liable for its failure to perform under this Agreement or for any losses to the Manager, the Fund, the Series or to any shareholder resulting from any event beyond the reasonable control of the Sub-Advisor or its agents, including but not limited to, nationalization, expropriation, devaluation, seizure, or similar unusual actions by any governmental authority, de facto or de jure; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or acts of war, terrorism, insurrection or revolution; or acts of God (collectively, “Force Majeure Events”). Upon the occurrence of a Force Majeure Event, the Sub-Advisor shall endeavor to recommence performance or observance without delay, in a manner consistent with its obligations under the Advisers Act, the 1940 Act and as a fiduciary of the Fund.

6.    Trade Errors

The Sub-Advisor will notify the Manager of any Trade Error(s), regardless of materiality, promptly upon the discovery such Trade Error(s) by the Sub-Advisor. Notwithstanding Section 5, the Sub-Advisor will be shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Manager or the Fund resulting from Trade Errors due to negligence, misfeasance, or disregard of duties of the Sub‑Advisor or any of its directors, officers, employees, agents (excluding any broker-dealer selected by the Sub-Advisor), or affiliates. For purposes under this Section, Trade Errors are defined as errors due to (i) erroneous orders by the Sub-Advisor for the Series that result in the purchase or sale of securities that were not intended to be purchased or sold; (ii) erroneous orders by the Sub-Advisor that result in the purchase or sale of securities for the Series in an unintended amount or price; or (iii) purchases or sales of financial instruments which violate the investment limitations or restrictions disclosed in the Registration Statement and/or imposed by applicable law or regulation (calculated at the Sub-Advisor’s portfolio level), unless otherwise agreed to in writing.

7.    Supplemental Arrangements

Subject to Section 3 hereof, the Sub‑Advisor may enter into arrangements with other persons affiliated with the Sub‑Advisor or with unaffiliated third parties to better enable the Sub-Advisor to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Sub‑ Advisor, subject to written notification to and approval of the Manager and, where required by applicable law, the Board of Directors of the Fund.

8.    Regulation

The Sub‑Advisor shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body may request or require pursuant to applicable laws and regulations.

9.    Duration and Termination of This Agreement

This Agreement shall become effective as of the date of its execution and, unless otherwise terminated, shall continue in effect for a period of two years and thereafter from year to year provided that the continuance is specifically approved at least annually either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Series and in either event by a vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, Principal Life Insurance Company, the Sub-Advisor or the Fund cast in person at a meeting called for the purpose of voting on such approval.

If the shareholders of a Series fail to approve the Agreement or any continuance of the Agreement in accordance with the requirements of the 1940 Act, the Sub-Advisor will continue to act as Sub-Advisor with respect to the Series pending the required approval of the Agreement or its continuance or of any contract with the Sub-Advisor or a different manager or Sub-Advisor or other definitive action; provided, that the compensation received by the Sub-Advisor in respect to the Series during such period is in compliance with Rule 15a-4 under the 1940 Act.

This Agreement may be terminated at any time without the payment of any penalty by the Board of Directors of the Fund or by the Sub-Advisor, the Manager or by vote of a majority of the outstanding voting securities of the Series on sixty days written notice. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 9, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person," "assignment" and "voting security") shall be applied.

10.    Amendment of this Agreement

No amendment of this Agreement shall be effective unless in writing and signed by both parties. No material amendment of this Agreement shall be effective until approved, if required by the 1940 Act or the rules, regulations, interpretations or orders issued thereunder, by vote of the holders of a majority of the outstanding voting securities of the Series and by vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, the Sub‑Advisor, Principal Life Insurance Company or the Fund cast in person at a meeting called for the purpose of voting on such approval, and such amendment is signed by both parties.

11. Services not Exclusive

The services of the Sub-Advisor to the Manager and the Series are not to be deemed exclusive and the Sub-Advisor shall be free to render similar services to others so long as its services hereunder are not impaired thereby. It is specifically understood that directors, officers and employees of the Sub-Advisor and of its subsidiaries and affiliates may continue to engage in providing portfolio management services and advice to other investment advisory clients. The Manager agrees that Sub-Advisor may give advice and take action in the performance of its duties with respect to any of its other clients which may differ from advice given or the timing or nature of action taken with respect to the Series. Nothing in this Agreement shall be deemed to require Sub-Advisor, its principals, affiliates, agents or employees to purchase or sell for the Series any security which it or they may purchase or sell for its or their own account or for the account of any other client.

12.    CFTC

The Sub-Advisor acknowledges Manager's representation that the Diversified Real Asset Fund series does not rely on the exclusion from the definition of "commodity pool operator" under Section 4.5 of the General Regulations under the Commodity Exchange Act (the "CEA").

The Sub-Advisor represents that it is a commodity trading adviser duly registered with the Commodity Futures Trading Commission and is a member in good standing of the National Futures Association (the "NFA") or is relying on an exemption from registration as a commodity trading adviser. As applicable, the Sub-Advisor shall maintain such registration and membership in good standing or continue to qualify for an exemption from registration as a commodity trading adviser during the term of this Agreement. Further, the Sub-Advisor agrees to notify the Manager within a commercially reasonable time upon (i) a statutory disqualification of the Sub-Advisor under Sections 8a(2) or 8a(3) of the CEA, (ii) a suspension, revocation or limitation of the Sub-Advisor's commodity trading adviser registration or NFA membership, or (iii) the institution of an action or proceeding of which the Sub-Advisor is aware and that would be reasonably likely to lead to a statutory disqualification under the CEA or an investigation by any governmental agency or self-regulatory organization of which the Sub-Advisor is subject and has been advised it is a target.

13.    General Provisions

(a)
Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Iowa. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(b)
Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage pre-paid to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Manager for this purpose shall be Principal Financial Group, Des Moines, Iowa 50392‑0200, and the address of the Sub-Advisor shall be 452 Fifth Avenue, 22nd Floor, New York NY 10018.

(c)
The Sub‑Advisor will promptly notify the Manager in writing of the occurrence of any of the following events, provided such notice is not prohibited by applicable law, regulation or order of a government agency or regulator with appropriate jurisdiction. Any notification will be considered prompt if it is given in a manner consistent with the Sub-Adviser’s fiduciary and other obligations under the Advisers Act and contemporaneously with any regulatory filing or notice to other affected parties within the time that such filing or notice is required by applicable law:

(1)
the Sub‑Advisor fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Sub‑Advisor is required to be registered as an investment advisor in order to perform its obligations under this Agreement.

(2)
the Sub‑Advisor is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund.

(d)
The Manager shall provide (or cause the Series custodian to provide) timely information to the Sub-Advisor regarding such matters as the composition of the assets of the Series, cash requirements and cash available for investment in the Series, and all other reasonable information as may be necessary for the Sub-Advisor to perform its duties and responsibilities hereunder.

(e)
The Sub-Advisor represents that it will not enter into any agreement, oral or written, or other understanding under which the Fund directs or is expected to direct portfolio securities transactions, or any remuneration, to a broker or dealer in consideration for the promotion or sale of Fund shares or shares issued by any other registered investment company. Sub-advisor further represents that it is contrary to the Sub-advisor’s policies to permit those who select brokers or dealers for execution of fund portfolio securities transactions to take into account the broker or dealer’s promotion or sale of Fund shares or shares issued by any other registered investment company.

(f)
The Sub-Advisor agrees that neither it nor any of its affiliates will in any way refer to its relationship with the Fund, the Series, or the Manager or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Manager.

(g)    This Agreement contains the entire understanding and agreement of the parties.

MANAGER SHOULD ALSO BE AWARE THAT THE SUB-ADVISOR MAY ENGAGE IN TRADING FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON UNITED STATES JURISDICTIONS WHERE THE SUB-ADVISOR'S TRANSACTIONS MAY BE EFFECTED. BEFORE THE MANAGER TRADES, THE MANAGER SHOULD INQUIRE ABOUT ANY RULES RELEVANT TO THE MANAGER'S PARTICULAR CONTEMPLATED TRANSACTIONS AND ASK THE FIRM WITH WHICH THE MANAGER INTENDS TO TRADE FOR DETAILS ABOUT THE TYPES OF REDRESS AVAILABLE IN BOTH MANAGER'S LOCAL AND OTHER RELEVANT JURISDICTIONS.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION (THE "COMMISSION") IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

PRINCIPAL MANAGEMENT CORPORATION

By    /s/ Michael J. Beer
Michael J. Beer
President & CEO

KLS DIVERSIFIED ASSET MANAGEMENT LP

By    /s/ Michael P. Zarrilli
Michael P. Zarrilli, Chief Operating Officer and Partner

APPENDIX A

KLS Diversified Asset Management LP (“KLS””) shall serve as an investment sub-advisor for the Series identified below. The Manager will pay KLS as full compensation for all services provided under this Agreement, a fee, computed daily and paid monthly, at an annual rate as shown below of the Series’ net assets allocated to KLS’ management.

In calculating the fee for a series included in the table, assets of any unregistered separate account of Principal Life Insurance Company, any investment company sponsored by Principal Life Insurance Company, and any collective investment trust sponsored by Delaware Charter Guarantee & Trust Company to which KLS provides investment advisory services and which have the same investment mandate as the series for which the fee is calculated, will be combined with the assets of the series to arrive at net assets.

If this Agreement becomes effective or terminates before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

Global Multi-Strategy Fund
Sub-Advisor’s Fee as a Percentage of Average Daily Net Assets
First $250 million …………………………………….. 1.00%
Assets over $250 million ……………………………. 0.90%